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                                  DAIN RAUSCHER
                         MANAGEMENT DEFERRED STOCK PLAN
                         (AS AMENDED AND RESTATED AS OF
                                DECEMBER 1, 1999)















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                  DAIN RAUSCHER MANAGEMENT DEFERRED STOCK PLAN

                                TABLE OF CONTENTS

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
SECTION 1.        INTRODUCTION ...................................................................................1

                  1.1.                  Statement of the Plan
                  1.2.                  Definitions
                                        1.2.1.     Accounts
                                        1.2.2.     Approved Retirement
                                        1.2.3.     Beneficiary
                                        1.2.4.     Bond Account
                                        1.2.5.     Cash Account
                                        1.2.6.     Change in Control
                                        1.2.7.     Committee
                                        1.2.8.     Company
                                        1.2.9.     Company Match
                                        1.2.10.    Conversion Price
                                        1.2.11.    Deferrable Compensation
                                        1.2.12.    Disability
                                        1.2.13.    Dividend Additions
                                        1.2.14.    Election Form
                                        1.2.15.    Gross Cash Compensation
                                        1.2.16     In-Service Election
                                        1.2.17.    Mandatory Deferred Compensation
                                        1.2.18.    Matching Cash Account
                                        1.2.19.    Matching Stock Account
                                        1.2.20.    NYSE
                                        1.2.21.    Participant
                                        1.2.22.    Plan
                                        1.2.23.    Plan Statement
                                        1.2.24.    Plan Year
                                        1.2.25.    Retirement
                                        1.2.26.    Subsidiary Sale
                                        1.2.27.    Stock
                                        1.2.38.    Stock Account
                                        1.2.29.    Voluntary Deferred Compensation
                  1.3.                  Rules of Interpretation

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
SECTION 2.        ELIGIBILITY AND PARTICIPATION ..................................................................5

SECTION 3.        MANDATORY AND VOLUNTARY ELECTION TO
                  DEFER COMPENSATION .............................................................................6

                  3.1.                  Mandatory Deferral of Compensation
                  3.2.                  Election to Defer Compensation
                                        3.2.1.     Deferral Elections for 2000
                                        3.2.2.     Deferral Elections for New Participants
                  3.3.                  Maximum Deferral Percentage
                  3.4                   Deferral Alternatives
                                        3.4.1.     Investments
                                        3.4.2.     Distribution Election

SECTION 4.        DEFERRED COMPENSATION ACCOUNTS .................................................................7

                  4.1.                  Establishment of Accounts
                  4.2.                  Credits to Accounts
                                        4.2.1.     Stock Account and Matching Stock Account
                                        4.2.2.     Bond Account
                                        4.2.3.     Dividend Additions to Stock Accounts
                                                   4.2.3.1.       Stock Account
                                                   4.2.3.2.       Matching Stock Account
                                        4.2.4.     Interest Additions to Bond Account
                  4.3.                  Charges Against Accounts

SECTION 5.        VESTING .......................................................................................10

                  5.1.                  Vesting of Investments  Attributable  to Voluntary
                                        Deferred Compensation
                  5.2.                  Vesting of Mandatory  Deferred  Compensation and Investments
                                        in Matching Stock Account and Matching Cash Account
                                        5.2.1.     Approved Retirement
                                        5.2.2.     Vesting Upon Death or Disability
                                        5.2.3.     Full Vesting Upon Change in Control
                                        5.2.4.     Full Vesting Upon Sale of Subsidiary
                  5.3.                  Termination for Cause
                  5.4.                  Forfeitures
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
SECTION 6.        DISTRIBUTIONS .................................................................................11

                  6.1.                  Distributions to Participants
                                        6.1.1.     Form of Distribution; Tax Withholding
                                        6.1.2.     Timing of Distribution
                  6.2.                  Distributions to Beneficiaries
                  6.3.                  Designation of Beneficiary
                  6.4.                  Disclaimers by Beneficiaries

SECTION 7.        SPENDTHRIFT PROVISIONS ........................................................................15

SECTION 8.        ADMINISTRATIVE DETERMINATIONS .................................................................15

                  8.1.                  The Committee
                  8.2.                  Claims Procedure
                                        8.2.1.     Making a Claim
                                        8.2.2.     Requesting Review of a Denied Claim
                                        8.2.3.     In General

SECTION 9.        OTHER ADMINISTRATIVE MATTERS ..................................................................16

                  9.1.                  Reports to Participants
                  9.2.                  Participants Are General Creditors of the Company
                  9.3.                  Disclaimer of Employment and Compensation Rights
                  9.4.                  No  Compensation  Under  the Dain  Rauscher  Retirement  and
                                        Savings Plan

SECTION 10.       AMENDMENT OR TERMINATION ......................................................................17

                  10.1.                 Amendment or Termination
                  10.2.                 Merger
                  10.3.                 Applicability to Successors
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                  DAIN RAUSCHER MANAGEMENT DEFERRED STOCK PLAN


                                    SECTION 1

                                  INTRODUCTION

1.1. STATEMENT OF THE PLAN On March 8, 1993, the Board of Directors of Dain Rauscher Corporation, a Delaware corporation (the Company) authorized, subject to the approval of the stockholders of the Company, the creation of a nonqualified, deferred compensation plan to benefit a select group of management or highly compensated employees of the Company, which plan was made effective as of March 31, 1993, and then amended and restated as of January 21, 1999 and December 1, 1999. The Plan, as hereinafter amended and restated, shall only apply to deferrals for services performed in 2000 and thereafter, and the Plan, prior to this amendment and restatement, shall continue to apply to all prior deferrals.

1.2. DEFINITIONS When used herein with initial capital letters, the following words have the following meanings:

     1.2.1. ACCOUNTS The separate bookkeeping accounts representing the unfunded and unsecured general obligations of the Company established with respect to each Participant to which is credited the amounts specified in Sections 3 and 4 and from which are subtracted payments made pursuant to Section 6. Participant Accounts include a Participant's Stock Account, Matching Stock Account, Cash Account and Matching Cash Account.

     1.2.2. APPROVED RETIREMENT The Retirement of a Participant who (i) has been an employee of the Company for ten (10) or more years, (ii) has entered into a non-competition, non-solicitation and related agreement with the Company in the form then approved by the Committee, and (iii) whose age upon Retirement is at least fifty (50). Such agreement shall require a Participant, for a one-year period, to refrain from participating, directly or indirectly, in any business in which the Company or any of its subsidiaries or affiliates is engaged at the time of such Participant's Retirement in any geographic area in which the Company is competing at such time.

     1.2.3. BENEFICIARY A person designated by the Participant (or automatically by operation of the Plan Statement) to receive any benefit remaining at the death of such Participant under the terms of the Plan Statement.

     1.2.4. BOND ACCOUNT The Account of the Plan in which a Participant's deemed investments are credited pursuant to Section 4.2.2, and which is to earn interest at a rate of return determined from time to time by the Committee. Except as provided herein, no further additions to or transfers to a Stock Account or Cash Account from a Participant's Bond Account are permitted under the Plan.

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     1.2.5. CASH ACCOUNT The Account of the Plan in which all of a Participant's deemed cash allocations (other than the cash deemed allocated to such Participant's Matching Cash Account) are credited pursuant to this Plan.

     1.2.6. CHANGE IN CONTROL

     (a) the public announcement (which, for purposes of this definition), shall include, without limitation, a report filed pursuant to
            Section 13(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), that any person, entity or group within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, or the Dain Rauscher Retirement and Savings Plan or any other employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

     (b) the Continuing Directors cease to constitute a majority of the Company's Board of Directors;

     (c) the stockholders of the Company approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger if the Company in which stockholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (3) any plan of liquidation or dissolution of the Company; or

     (d) the majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a change in control of the Company.


Continuing Director shall mean any person who is a member of the Board of Directors of the Company, while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on April 27, 1993, or (B) subsequently becomes a member of

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the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

For purposes of this Section, Acquired Person shall mean any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the ?beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     1.2.7. COMMITTEE The Compensation and Organization Committee of the Board of Directors of the Company, any successor Committee thereto established by such Board of Directors or any other management committee to whom responsibility for administering the Plan is delegated.

     1.2.8. COMPANY Dain Rauscher Corporation, a Delaware corporation, and any successor thereof that adopts the Plan Statement.

     1.2.9. COMPANY MATCH The percentage of the Mandatory Deferred Compensation or Voluntary Deferred Compensation that the Company shall be deemed to have matched with a Company contribution, as set forth in Section 4.2.1. The percentage of the Company Match shall be determined from time to time by the Committee.

     1.2.10. CONVERSION PRICE The average of the reported closing prices per share of the Stock on the NYSE as reported for each of the last five (5) business days of February in each Plan Year.

     1.2.11 DEFERRABLE COMPENSATION ? that portion of a participant's Gross Cash Compensation for services rendered in a Plan Year which exceeds $100,000.

     1.2.12. DISABILITY The disability of a Participant as defined in the Dain Rauscher Retirement and Savings Plan.

     1.2.13. DIVIDEND ADDITIONS The amounts deemed allocated, pursuant to
Section 4.2.3, to the Stock Account or Matching Stock Account of a Participant that are attributable to dividends declared by the Company on its outstanding Stock.

     1.2.14. ELECTION FORM The form setting forth the Voluntary Deferred Compensation, investment and distribution elections to be made by a Participant with respect to the Gross Cash Compensation payable in any Plan Year, as such form may be established or modified by the Committee from time to time.

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     1.2.15 GROSS CASH COMPENSATION Recognized Compensation as defined in the
Dain Rauscher Retirement and Savings Plan earned by a Participant for services rendered during a Plan Year, whether or not paid in such Plan Year.

     1.2.16. IN-SERVICE ELECTION The election of a Participant to cause the distribution of the amounts credited to such Participant's Accounts to be made upon the earlier to occur of a specified date or the date of Retirement. If an In-Service Election is made with respect to Voluntary Deferred Compensation prior to the date on which any matching amount provided for herein with respect thereto has fully vested, then the unvested portions thereof shall be forfeited on the date of any distribution. Neither the Mandatory Deferred Compensation nor any matching amount with respect thereto shall be distributed pursuant to an In-Service Election.

     1.2.17. MANDATORY DEFERRED COMPENSATION -- that percentage of the Gross Cash Compensation which the Committee has required to be deferred by a Participant in accordance with the Plan

     1.2.18. MATCHING CASH ACCOUNT The Account of the Plan in which a Participant's deemed cash allocations relating to any portion of a Company Match (and related Dividend Additions) that has been deemed not to have been invested in Stock are credited.

     1.2.19. MATCHING STOCK ACCOUNT The Account of the Plan in which a Participant's deemed investments in Stock using the Company Match (and related Dividend Additions) are credited pursuant to Section 4.2.1.

     1.2.20. NYSE The New York Stock Exchange, Inc.

     1.2.21. PARTICIPANT An employee of the Company who has become and remains a participant in the Plan in accordance with the provisions of the Plan Statement.

     1.2.22. PLAN The Dain Rauscher Management Deferred Stock Plan.

     1.2.23. PLAN STATEMENT This document entitled, DAIN RAUSCHER MANAGEMENT DEFERRED STOCK PLAN, as adopted and made effective in accordance with Section 1.1, as the same may be amended from time to time.

     1.2.24. PLAN YEAR The twelve (12) consecutive month period ending on any December 31.

     1.2.25. RETIREMENT The separation of employment from the Company of a Participant, other than due to such Participant's death, Disability or termination for cause pursuant to Section 5.3.


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     1.2.26. SUBSIDIARY SALE The sale by the Company of all of the issued and outstanding capital stock of any subsidiary of the Company that employs any Participants.

     1.2.27. STOCK The Common Stock, par value $0.125 per share, of Dain Rauscher Corporation, or any security into which such Common Stock may be changed or converted (or with which it may be exchanged) as a result of any merger, consolidation, reorganization, recapitalization, change in corporate structure or other similar event.

     1.2.28. STOCK ACCOUNT The Account of the Plan in which a Participant's deemed investments in Stock using his Deferrable Compensation (and related Dividend Additions) are credited pursuant to Section 4.2.1.

     1.2.29. VOLUNTARY DEFERRED COMPENSATION That percentage of the Gross Cash Compensation that a Participant has voluntarily elected to defer with respect to any Plan Year.

1.3. RULES OF INTERPRETATION Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the words hereof, herein or hereunder or other similar compounds of the word here shall mean and refer to this entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement. and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall be construed and enforced in accordance with the laws of the State of Minnesota.


                                    SECTION 2

                          ELIGIBILITY AND PARTICIPATION

Members of the Company's Executive Committee and the Company's Senior Management Group, as determined by the Committee (or, in each case, any successor Committee thereto), are eligible for participation in the Plan. In addition, any other select or highly compensated employees of the Company who are designated in writing by the Committee as persons eligible to be Participants shall be eligible for participation in the Plan.

                                    SECTION 3

                             MANDATORY AND VOLUNTARY


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                         ELECTIONS TO DEFER COMPENSATION

3.1 MANDATORY DEFERRAL OF COMPENSATION. In connection with designating an employee of the Company as being eligible to be a Participant under the Plan, the Committee may also designate a percentage of such an employee's Gross Cash Compensation which must be deferred in accordance with the further provisions of this Plan, the Participant's Mandatory Deferred Compensation. Any such mandatory deferral of a Participant's Gross Cash Compensation by the Committee shall be made at any time on or prior to December 31 of any calendar year.

3.2. ELECTION TO DEFER COMPENSATION A Participant may participate further in the Plan by electing to defer, in accordance with the further provisions of this Plan, a percentage of the Gross Cash Compensation, other than the Mandatory Deferred Compensation, that he would otherwise receive with respect to services to be rendered in a Plan Year and include in his gross income when paid in the subsequent Plan Year. For the Gross Cash Compensation to be earned for services performed in a particular Plan Year, an election must be made no later than December 31 of the Plan Year immediately preceding the Plan Year in which such Gross Cash Compensation will be earned. Subject to such changes as may be determined by the Committee, such a Voluntary Deferred Compensation election must be made by delivering to the Company a signed and completed Election Form which is accepted by the Company no later than such December 31.

     3.2.1. DEFERRAL ELECTIONS FOR 2000 To be eligible to defer a portion of the Gross Cash Compensation otherwise payable for services to be performed in the Plan Year ended December 31, 2000, a Participant must sign and complete an Election Form governing his deferral elections so that the Company receives and accepts such Election Form no later than December 31, 1999.

     3.2.2. DEFERRAL ELECTIONS FOR NEW PARTICIPANTS Except as set forth in
Section 3.1.1 hereof, each employee of the Company who becomes newly eligible to participate in the Plan pursuant to Section 2 (New Participants) shall, in general, have thirty (30) days from the date of such new eligibility to elect to defer a percentage of his Gross Cash Compensation payable in the Plan Year following the Plan Year in which such election is made.

3.3. MAXIMUM DEFERRAL PERCENTAGE The maximum percentage of the Voluntary Deferred Compensation that may be deferred under this Plan shall be determined from time to time by the Committee, but in no event shall such percentage exceed ten percent (10%) of the Participant's Gross Cash Compensation for any Plan Year.

3.4. DEFERRAL ALTERNATIVES Upon electing to participate in the Plan, subject to such terms and conditions as the Committee may from time to time impose, a Participant shall elect, with respect to the Voluntary Deferred Compensation for any Plan Year, the timing of distribution of the amounts allocated to his Accounts attributable to his deemed investment election.


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     3.4.1. INVESTMENTS All amounts deferred hereunder for 1999 and thereafter, both the Mandatory Deferred Compensation and the Voluntary Deferred Compensation, shall be credited to a Participant's Stock Account.

     3.4.2. DISTRIBUTION ELECTION. At the same time that a Participant elects to participate in the Plan with respect to any Plan Year and makes his Voluntary Deferred Compensation deferral, such Participant shall also elect the timing of the distribution of the amounts credited to such Participant's Accounts with respect to any such Voluntary Deferred Compensation by delivering a signed and completed Election Form to the Company. Unless the following distribution elections are subsequently amended or otherwise modified by the Committee, a Participant may only elect one of the following alternatives with respect to distributions attributable to any Gross Cash Compensation for any Plan Year, other than any Mandatory Deferred Compensation and any matching amounts with respect thereto which are not eligible for distribution pursuant to an In-Service Election:

     (a)    In-Service Election distribution, or

     (b) a distribution upon his Retirement (including an Approved Retirement) in accordance with the terms set forth in Section 6.1.1(b) below.

All distribution elections for amounts deferred pursuant to elections made prior to the date of amendment and restatement of the Plan shall remain in full force and effect and may not be changed.


                                    SECTION 4

                         DEFERRED COMPENSATION ACCOUNTS

4.1. ESTABLISHMENT OF ACCOUNTS The amount of benefits to be paid by the Company to each Participant under this Plan shall be determined by reference to the Accounts to be established and maintained by the Company for each Participant. Such Accounts shall be established for bookkeeping purposes only and shall not be considered as, or as evidence of the creation of, a trust fund or a transfer or other segregation of assets for the benefit of the Participants or their designated beneficiaries. Such Accounts will be composed of a Cash Account, a Matching Cash Account, a Stock Account and a Matching Stock Account for each Participant and such other accounts as the Committee may from time to time authorize, and to the extent in existence on the date of the amendment and restatement of the Plan, with a credit thereto, a Bond Account.

4.2. CREDITS TO ACCOUNTS

     4.2.1. STOCK ACCOUNT AND MATCHING STOCK ACCOUNT The entire amount of any Mandatory Deferred Compensation, and if a Participant elects to have Voluntary Deferred Compensation the entire amount thereof, shall be allocated and credited to a Participant's Stock Account pursuant to Section 3.4.1. In addition, such Participant's Matching Stock Account may also

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be credited with the Company Match relating to the Mandatory Deferred
Compensation and the Voluntary Deferred Compensation. The amount of the Company Match credited to such Participant's Matching Stock Account, if any, shall be based on a table of possible Company Match percentages published by the Committee with respect to each Plan Year. Such Participant's Stock Account shall be deemed to have been allocated that number of whole shares of Stock, rounded down to the nearest share, resulting from dividing the portion of his Mandatory and Voluntary Deferred Compensation allocated to the Stock Account by the Conversion Price, and his Matching Stock Account shall be deemed to have been allocated that number of whole shares of Stock, rounded down to the nearest share, resulting from dividing the Company Match, if any, by the Conversion Price. The amount of Mandatory and Voluntary Deferred Compensation equal to the fraction of a share resulting from such calculation, if any, shall be deemed to have been allocated to such Participant's Cash Account. The amount of Company Match equal to the fraction of a share resulting from such calculation, if any, shall be deemed to have been allocated to such Participant's Matching Cash Account.

     4.2.2. BOND ACCOUNT If a Participant previously elected to have any portion of his Gross Cash Compensation for any Plan Year credited to the Bond Account, then such Participant's Bond Account shall be maintained in accordance with the terms of the Plan as set forth herein. Except as provided in Section 4.2.4, no further additions to or transfers to other deemed investments from a Participant's Bond Account are permitted under the Plan.

     4.2.3. DIVIDEND ADDITIONS TO STOCK ACCOUNTS


          4.2.3.1. STOCK ACCOUNT At such times as dividends are declared by the Company on the outstanding shares of Stock, a determination shall be made of the number of shares of Stock which are credited to a Participant's Stock Account on the dividend record date, and an amount equal to such total number of shares of Stock multiplied by the declared dividend per share of Stock shall be credited, on the date such dividends are paid by the Company, initially to such Participant's Cash Account (if the dividends are declared in cash) or to such Participant's Stock Account (if the dividends are declared in shares of Stock), or other fund determined by the Committee. Thereafter, all funds credited to a Participant's Cash Account under this Plan shall be deemed to have been used to purchase shares of Stock once, at the end of each calendar quarter in which such funds were initially credited. The number of additional shares of Stock credited to each Participant's Stock Account after the end of each Plan Year due to deemed purchases with the credited cash dividends (and other deemed cash allocations made to the Cash Account under this Plan) shall be equal to the number of whole shares, rounded down, derived by dividing the total amount of cash credited to the Participant's Cash Account by the average of the reported closing prices per share of Stock on the NYSE as reported for each of the five
(5) business days preceding the date of the deemed purchase of the Stock credited to such Participant's Stock Account under this Section 4.2.3.1. Any credited cash hereunder that would otherwise be deemed to have been used to purchase a fractional share of Stock shall, instead, continue to be credited to the Participant's Cash Account. The Company will provide no Company Match for the deemed purchases of Stock credited to a Participant's Stock Account pursuant to this Section 4.2.3.1.


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          4.2.3.2. MATCHING STOCK ACCOUNT At such times as dividends are declared by the Company on the outstanding shares of Stock, a determination shall be made of the number of shares of Stock which are credited to a Participant's Matching Stock Account on the dividend record date, and an amount equal to such total number of shares of Stock multiplied by the declared dividend per share of Stock shall be credited, on the date such dividends are paid by the Company, initially to such Participant's Matching Cash Account (if the dividends are declared in cash) or to such Participant's Matching Stock Account (if the dividends are declared in shares of Stock), or other fund determined by the Committee. Thereafter, all funds credited to a Participant's Matching Cash Account under this Plan shall be deemed to have been used to purchase shares of Stock once, at the end of each calendar quarter. The number of additional shares of Stock credited to each Participant's Matching Stock Account after the end of each Plan Year due to deemed purchases with the credited cash dividends (and other deemed cash allocations made to the Matching Cash Account under this Plan) shall be equal to the number of whole shares, rounded down, derived by dividing the total amount of cash credited to the Participant's Matching Cash Account by the average of the reported closing prices per share of Stock on the NYSE as reported for each of the five (5) business days preceding the date of the deemed purchase of the Stock credited to such Participant's Matching Stock Account under this Section 4.2.3.2. Any credited cash hereunder that would otherwise be deemed to have been used to purchase a fractional share of Stock shall, instead, continue to be credited to the Participant's Matching Cash Account. The Company will provide no Company Match for the deemed purchases of Stock credited to Participant's Matching Stock Account pursuant to this Section 4.2.3.2.

     4.2.4. INTEREST ADDITIONS TO BOND ACCOUNT. On the last business day of each calendar quarter, or on such other date as may from time to time be determined by the Committee, based on the balance in a Participant's Bond Account as of the first business day of such quarter, an amount equal to the product of such balance of a Participant's Bond Account and the interest rate for such quarter, as determined by the Committee, shall be deemed allocated to such Participant's Bond Account. The Company will provide no Company Match for any amounts credited to a Participant's Bond Account pursuant to this Section 4.2.4.

4.3. CHARGES AGAINST ACCOUNTS. On each date that a distribution is made by, or on behalf of, the Company under this Plan to a Participant, the amount of such distribution shall, as determined by the Committee, be charged against, and shall reduce the remaining credited balance of, the appropriate Account or Accounts of such Participant. The Company also reserves the right to charge Participant Accounts with reasonable out-of-pocket costs incurred by the Company in the administration and record-keeping for the Plan.


                                    SECTION 5

                                     VESTING

5.1. VESTING OF INVESTMENTS ATTRIBUTABLE TO VOLUNTARY DEFERRED COMPENSATION As of any date, all amounts credited to the Stock Account or the Cash Account, solely to the extent of and on

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account of a Voluntary Deferred Compensation of a Participant as of such date, and the Bond Account shall be fully vested.

5.2. VESTING OF MANDATORY DEFERRED COMPENSATION AND INVESTMENTS IN MATCHING STOCK ACCOUNT AND MATCHING CASH ACCOUNT Except as hereinafter provided in this
Section 5.2, and subject to acceleration or modification by the Committee, deemed investments credited to the Stock Account, to the extent of and on account of Mandatory Deferred Compensation, Matching Stock Account and Matching Cash Account of a Participant, shall become vested on the date or dates determined by the Committee; provided that, such Participant must be employed by the Company on such date.

The Committee shall announce any change in the vesting schedule with respect to the foregoing accounts (and related Dividend Additions, if any) prior to December 31 preceding each new Plan Year, except with respect to vesting of Mandatory Deferred Compensation, which vesting schedule may be amended at the time of the award thereof by the Committee. Unless otherwise amended by the Committee, all time period measurements for the vesting schedules established by the Committee shall commence on the January 1 of the Plan Year in which Gross Cash Compensation is paid.

     5.2.1. APPROVED RETIREMENT Subject to acceleration or modification by the Committee, all deemed investments credited to the Stock Account, to the extent of and on account of Mandatory Deferred Compensation, Matching Stock Account and Matching Cash Account of a Participant that would not otherwise be fully vested in accordance with the applicable vesting schedule determined by the Committee, will automatically vest in full for a Participant upon the one-year anniversary of his Approved Retirement; provided that, such vesting shall be subject to forfeiture as set forth in the Participant's non-competition, non-solicitation and related agreement with the Company.

     5.2.2. VESTING UPON DEATH OR DISABILITY The vesting in full of all Accounts, including deemed investments, of a Participant who dies or acquires a Disability after the effective date of the Plan will automatically accelerate to the date of the occurrence of death or Disability of the Participant.

     5.2.3. FULL VESTING UPON CHANGE IN CONTROL Notwithstanding the terms of any vesting schedule established by the Committee pursuant to Section 5.2, all Accounts, including all deemed investments, of a Participant who is employed by the Company as of the date of a Change in Control of the Company shall be fully vested immediately upon such Change in Control.


     5.2.4. FULL VESTING UPON SALE OF SUBSIDIARY Notwithstanding the terms of any vesting schedule established by the Committee pursuant to Section 5.2, all Accounts of a Participant who is employed by any subsidiary of the Company as of the date of a Subsidiary Sale of such subsidiary and who does not continue to be employed by the Company or any of its other subsidiaries immediately thereafter shall be fully vested immediately upon such Subsidiary Sale.

5.3. TERMINATION FOR CAUSE Notwithstanding anything to the contrary in this
Section 5, if a Participant ceases to be employed by the Company at any time prior to the distribution of any amount hereunder due to gross or willful misconduct during the course of his employment, including theft or commission of a gross misdemeanor or felony, (i) all deemed investments, whether or not vested, credited to any Matching Stock Account, or Matching Cash Account, and
(ii) the vested and unvested portion of the Stock Account, to the extent of and on account of Mandatory Deferred Compensation, of such Participant shall be automatically forfeited by the Participant upon his employment termination; provided, however, that no portion of the Stock Account to the extent of and on account of Voluntary Deferred Compensation, shall be forfeited.

5.4. FORFEITURES Except as otherwise specifically set forth in this Section 5, all amounts attributable to deemed investments credited to a Participant's Stock Account, to the extent of and on account of Mandatory Deferred Compensation, Matching Stock Account, or Matching Cash Account that are not vested at the Participant's employment termination date shall be deemed forfeited and such Participant's Accounts shall be appropriately reduced; provided, however, that, at the discretion of the Company and in connection with a Participant's termination of employment with the Company, if the Participant enters into a release agreement, with such terms and conditions as the Company may, in its sole discretion, determine, including without limitation, one or more covenants relating to non-competition, non-solicitation and confidentiality, then the Participant's Matching Stock Account and Matching Cash Account may be partially or fully vested as of the date of such a termination of employment.


                                    SECTION 6

                                  DISTRIBUTIONS

6.1. DISTRIBUTIONS TO PARTICIPANTS

     6.1.1. FORM OF DISTRIBUTION; TAX WITHHOLDING Subject to such terms and conditions as the Committee may from time to time impose, and to the forfeiture conditions of Section 5 with respect to a Participant's Matching Stock Account and Matching Cash Account:

     (a) distributions of all of a Participant's vested Stock or Cash Accounts, solely to the extent of and on account of Voluntary Deferred Compensation, pursuant to an In-Service Election shall be made:


            (i) in a single payment, if the In-Service Election is triggered by the date certain selected by the Participant on his Election Form, or

            (ii) in two annual installments, the first of which shall be equal to fifty percent (50%) of all amounts deemed allocated to such Participant's Accounts on the first payment date (less amounts required to be withheld, as described below) and the second of which shall be equal to all amounts deemed allocated to such Participant's Accounts on the second payment date (less all amounts required to be withheld, as described below), if the In-Service Election is triggered by the Participant's Retirement prior to the date certain selected by the Participant on his Election Form;

     (b) distributions of all of a Participant's Accounts pursuant to a Retirement Election or such Participant's Approved Retirement shall be made in two annual installments, each of which shall be equal to fifty percent (50%) of all amounts deemed allocated to such Participant's Accounts on the first payment date (less amounts required to be withheld, as described below); provided, however, that a Participant shall be entitled to change, on a one-time basis only, such Participant's Retirement Election with respect to an Approved Retirement to extend the number of post-Approved Retirement installment payments described in this Section 6.1.1(b) from two equal annual installments to either three, four or five equal, annual installments; and provided further, that any such change in his Approved Retirement Election must be made at least twelve (12) months prior to the effective date of such Participant's Approved Retirement;

     (c) distributions of all of a Participant's Accounts (less amounts required to be withheld, as described below) following his death or Disability shall be made in a single payment;

     (d) distributions of all of a Participant's Accounts (less amounts required to be withheld, as described below) upon the occurrence of a Change of Control shall be made in a single payment;

     (e) distributions of all of a Participant's Accounts (less amounts required to be withheld, as described below) upon the occurrence of a Subsidiary Sale shall be made in a single payment; and

     (f) distributions of all of a Participant's Accounts (less amounts required to be withheld, as described below) as set forth in any elections made prior to the date of the amendment and restatement of the Plan, but only on account of Gross Cash Compensation deferrals made prior to said date.

All amounts credited to a Participant's Stock Account and Matching Stock Account shall only be distributed in shares of Stock, less the number of shares needed to satisfy withholding requirements with respect to all applicable federal, state and local taxes. The value of each share of Stock credited to a Participant's Stock Account and Matching Stock Account shall be equal to the closing price per share of Stock on the NYSE as reported for the business day preceding the distribution date set forth in Section 6.1.2. Unless otherwise determined by the Committee, a Participant's Bond Account, Cash Account and Matching Cash Account shall be distributed in cash, less the amount of cash needed to satisfy withholding requirements with respect to all applicable federal, state and local taxes. In connection with the Company's obligation, as provided herein, to satisfy withholding requirements with respect to all applicable federal, state and local taxes, appropriate reductions and charges against a Participant's Accounts may be made as determined from time to time by the Committee for the purpose of collecting and paying, as required by law, a Participant's FICA taxes.

     6.1.2. TIMING OF DISTRIBUTION Subject to such terms and conditions as the Committee may, from time to time, impose:

     (a) distributions of the Accounts of a Participant pursuant to an In-Service Election shall be made: (i) on or as soon as administratively feasible following the date selected by such Participant on his Election Form if the distribution is due to an In-Service Election triggered by the date certain selected by the Participant on his Election Form or (ii) on or as soon as administratively feasible following January 15 of the Plan Year following the date of his Retirement (and the January 15 of the second Plan Year following his Retirement date) if the distribution is due to an In-Service Election triggered by the Participant's Retirement prior to the date certain selected by the Participant on his Election Form;

     (b) distributions of the Accounts of a Participant due to a Retirement Election shall be payable on January 15, or as soon as administratively feasible following such date, of each Plan Year following the Plan Year in which his Retirement or Approved Retirement occurred, as described in Section 6.1.1(b) above;

     (c) distributions of the Accounts of a Participant following the death or Disability of a Participant shall be made as soon as administratively feasible following the end of the next calendar quarter;

     (d) distributions of the Accounts of a Participant due to a Change in Control shall be made as soon as administratively feasible, but in no case later than sixty (60) days, after the occurrence of the Change in Control; and

     (e) distributions of the Accounts of a Participant due to a Subsidiary Sale shall be made as soon as administratively feasible following the end of the next calendar quarter following such sale.

6.2. DISTRIBUTIONS TO BENEFICIARIES Distribution of the Accounts of a Participant who dies before payment to such Participant is made shall commence or be made to such Participant's Beneficiary as soon as administratively feasible.

6.3. DESIGNATION OF BENEFICIARY Each Participant shall have the right to designate in writing, in form satisfactory to the Committee, one or more beneficiaries to receive the unpaid balance of the Participant's Account in the event of his death prior to receiving full distribution thereof, and may change or revoke any prior Beneficiary designation by a similar instrument in writing prior to his death. If a Participant shall fail to designate a Beneficiary or, having revoked a prior Beneficiary designation, shall fail to designate a new Beneficiary, or in the event the Participant's Beneficiary designation shall fail, in whole or in part, by reason of the prior death of a designated Beneficiary or for any other cause, then the undistributed balance of the Participant's Accounts, or the portion thereof as to which such designation shall fall, as the case may be, shall be paid to the personal representative of the Participant's estate.

6.4. DISCLAIMERS BY BENEFICIARIES A Beneficiary entitled to a distribution of all or a portion of a deceased Participant's Accounts may disclaim his interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of such Accounts at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Accounts is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant's death but not later than one hundred eighty (180) days after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Committee. A disclaimer shall be considered to be delivered to the Committee only when actually received by the Committee. The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of any law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Committee.

                                    SECTION 7

                             SPENDTHRIFT PROVISIONS

Neither any Participant nor any Beneficiary of any Participant shall have any transferable interest in the Participant's Accounts nor any right to anticipate, alienate, dispose of, pledge or encumber the same prior to actual receipt of payments in accordance with Section 6, nor shall the same be subject to attachment, garnishment, execution following judgment or other legal process instituted by creditors of the Participant or any such Beneficiary.


                                    SECTION 8

                          ADMINISTRATIVE DETERMINATIONS

8.1. THE COMMITTEE Full power and authority to construe, interpret, and administer this Plan Statement shall be vested solely in the Committee, The Committee shall have the full power and authority to make each determination provided for in this Plan Statement and, in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan, including the power to designate a management committee to assist in the operation and administration of the Plan and to determine eligibility to participate in the Plan. All determinations made by the Committee shall be conclusive upon the Company, each Participant and former Participant and their designees and Beneficiaries.

8.2. CLAIMS PROCEDURE If any Participant or Beneficiary is in disagreement with any determination that has been made for payment under this Plan, a claim may be presented.

     8.2.1. MAKING A CLAIM The claim must be written and must be delivered to the Committee. Within 90 days after the claim is delivered, the claimant will receive either: (a) a decision or (b) a notice describing special circumstances requiring a specified amount of additional time (but no more than 180 days from the day the claim was delivered) to reach a decision.

     If the claim is wholly or partially denied, the claimant will receive a written notice specifying: (a) the reasons for denial; (b) the Plan provisions on which the denial is based; and (c) any additional information needed in connection with the claim and the reason such information is needed. Notice of the claimant's right to request a review (as described in Paragraph 8.2.2 below) will also be given to the claimant.

     8.2.2. REQUESTING REVIEW OF A DENIED CLAIM A claimant may request that a denied claim be reviewed. The request for review must be written and must be delivered to the Committee within 60 days after claimant's receipt of written notice that the claim was denied. A request for review may (but is not required to) include issues and comments the claimant wants considered in the review. The claimant may examine pertinent Plan documents by asking the Committee. Within 60 days after delivery of a request for review, claimant will receive either: (i) a decision; or (ii) a notice describing special circumstances requiring a specified amount of additional time (but no more than 120 days from the day the request for review was delivered) to reach a decision.

     The decision will be in writing and will specify the Plan provisions on which it is based.

     8.2.3. IN GENERAL All decisions on claims and on reviews of denied claims will be made by the Committee. The Committee may, in its discretion, hold one or more hearings. If a claimant does not receive a decision within the specified time, the claimant should assume the claim was denied or re-denied on the date the specified time expired. The claimant may, at the claimant's own expense, have an attorney or other representative act on behalf of the claimant, but the Committee reserves the right to require a written authorization. The Committee also reserves the right to delegate its authority to make decisions.


                                    SECTION 9

                          OTHER ADMINISTRATIVE MATTERS

9.1. REPORTS TO PARTICIPANTS As soon after each March 31 as is administratively feasible, the Company shall prepare and deliver to each Participant a report showing: (i) the total value of the Participant's Account as of the end of the preceding Plan Year (ii) the amounts credited to the Participant's Accounts since the last report from the Company; and (iii) the amounts of any distributions made pursuant to Section 6 since the last report from the Company. At its discretion, the Company may prepare and deliver more frequent reports to Participants.

9.2. PARTICIPANTS ARE GENERAL CREDITORS OF THE COMPANY Benefits due under this Plan shall be paid out of the general funds of the Company. The Participants and Beneficiaries shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participant nor any Beneficiary of any Participant shall have a legal, beneficial, or security interest therein.

9.3. DISCLAIMER OF EMPLOYMENT AND COMPENSATION The Plan is not a contract for employment and does not grant any employee the right to be retained in the employment of the Company or to obtain any particular level of Gross Cash Compensation. Upon dismissal or severance of employment, no Participant shall have any right or interest under the Plan, other than as specifically provided herein.


9.4. NO COMPENSATION UNDER THE DAIN RAUSCHER RETIREMENT AND SAVINGS PLAN No amounts of Deferred Compensation and related Company Matches, if any, credited to any Account of a Participant under the Plan shall constitute recognized compensation for purposes of the Dain Rauscher Retirement and Savings Plan, as such term is defined in each of those plans.


                                   SECTION 10

                            AMENDMENT OR TERMINATION

10.1. AMENDMENT OR TERMINATION This Plan may be amended or terminated at any time by the Committee or members of the Board of Directors of the Company who would qualify as members of the Committee, but no such amendment or termination shall have the effect of reducing the amounts credited to the Stock Account, Cash Account or Bond Account of any Participant or the vested portion of his Matching Stock Account or Matching Cash Account (as determined pursuant to
Section 5) or of changing the distribution rights (as provided in Section 6) of any Participant, without the consent of such Participant.

10.2. MERGER The Committee may cause all or part of this Plan to be merged with all or a part of any other nonqualified deferred compensation plan maintained by Company. If the Committee agrees to such a merger, the Committee shall specify in writing the terms and conditions of such merger and shall obtain such consents and agreements as it deems necessary or desirable.

10.3. APPLICABILITY TO SUCCESSORS This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the Beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.